151 Farmington Avenue
                                              Hartford, CT 06156


May 15, 1997                                  Susan E. Bryant
                                              Counsel
                                              Law Division, RE4A
                                              Investments & Financial Services
                                              (860) 273-7834
                                              Fax:  (860) 273-0356


U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Dear Sir or Madam:

As Counsel of Aetna Life Insurance and Annuity Company (the "Company"), I hereby consent to the use of my opinion dated February 28, 1997 (incorporated herein by reference to the Rule 24f-2 Notice for the fiscal year ended December 31, 1996 filed on behalf of Variable Life Account B of Aetna Life Insurance and Annuity Company on February 28, 1997) as an exhibit to this Post-Effective Amendment No. 7 to the Registration Statement on Form S-6 (File No. 33-76004 and 811-2512).

Sincerely,


/s/ Susan E. Bryant


Susan E. Bryant
Counsel